UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2005

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On September 26, 2005, the Company announced that its subsidiary company Direct Methanol Fuel Cell Corporation ("DMFCC") has entered into a fuel cartridge design and manufacturing agreement with SMC Co., Ltd. ("SMC") of Korea. SMC will be assisting DMFCC in the design and construction of prototypes based on DMFCC technology and in business development activities relating to the DMFCC technology. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

On September 28, 2005, the Company announced that its subsidiary company, Ionfinity LLC, was issued its fifth patent (U.S. Pat. No. 6,943,345) on September 13, 2005. The patent entitled "Soft ionization device and applications thereof", relates to a wide variety of devices that incorporate Ionfinity's proprietary ionization source with detectors, and is expected to lead to detection instruments with higher sensitivity and allowing tabletop laboratory instruments, such as mass spectrometers, to be miniaturized and made portable. A copy of the press release is attached to this Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

99.1 Press Release dated September 26, 2005
99.2 Press Release dated September 28, 2005

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

September 29, 2005	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 26, 2005
99.2	Press Release dated September 28, 2005